Exhibit 99.2
Pro Forma Financial Information
     GATX Corporation (“GATX” or the “Company”) is headquartered in Chicago, Illinois and provides services primarily through three operating segments: GATX Rail (“Rail”), GATX Air (“Air”), and GATX Specialty (“Specialty”). On September 28, 2006 GATX signed a definitive agreement to sell the majority of its aircraft leasing business to Macquarie Aircraft Leasing Limited (“MALL”). Previously, GATX signed definitive agreements for the sale of 22 wholly owned and partnered aircraft along with letters of intent for an additional five partnered aircraft and sold its interest in its Pembroke affiliate. The combination of the pending and completed sales will result in the disposition of substantially all of Air’s operations.
     The accompanying unaudited pro forma condensed consolidated financial statements reflect the financial position and results of operations of GATX after giving effect to the completion of all of the previously discussed sales, including the sale of aircraft under letters of intent. However, if any of the contemplated disposition transactions are not completed consistent with these expectations, results will vary. See Note 2 to the pro forma financial statements for additional information concerning the details of the MALL transaction and other Air related dispositions. These pro forma statements have been prepared by the Company based on the assumptions identified in the related footnotes and are shown for comparative purposes only. The unaudited pro forma statements do not purport to represent what the actual consolidated results of operations or consolidated financial position of GATX would have been had the dispositions occurred on the dates assumed, nor are they necessarily indicative of future consolidated results of operations or consolidated financial position. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with GATX’s historical consolidated financial statements and accompanying footnotes.
     The unaudited pro forma condensed consolidated balance sheet assumes the dispositions occurred on June 30, 2006. The pro forma condensed consolidated income statements for the years ended December 31, 2005, 2004, and 2003 and for the six months ended June 30, 2006 assume the dispositions occurred on January 1 of each respective year.

GATX CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
June 30, 2006
(In Millions)

		Pro-Forma		Pro-Forma
	As Reported	Adjustments		GATX
Assets

Cash and Cash Equivalents	$147.1	$740.4	2(a)	$887.5
Restricted Cash	66.3	—		66.3

Receivables
Rent and other receivables	83.6	(4.8)		78.8
Finance leases	396.3	(25.4)		370.9
Loans	24.1	(0.4)		23.7
Less: Allowance for possible losses	(10.7)	—		(10.7)

	493.3	(30.6)		462.7

Operating Lease Assets, Facilities and Other
Rail	4,126.1	—		4,126.1
Air	1,345.0	(1,345.0)		—
Specialty	93.5	—		93.5
Other	361.8	—		361.8
Less: Allowance for depreciation	(1,969.0)	171.6		(1,797.4)

	3,957.4	(1,173.4)		2,784.0

Investments in Affiliated Companies	663.9	(351.3)		312.6
Goodwill	91.8	—		91.8
Other Assets	413.1	(126.3)		286.8

Total Assets	$5,832.9	$(941.2)		$4,891.7

Liabilities and Shareholders’ Equity

Accounts Payable and Accrued Expenses	$149.7	$(8.7)		$141.0

Debt
Commercial paper and bank credit facilities	318.3	—		318.3
Recourse	2,904.5	(731.4)		2,173.1
Nonrecourse	34.6	(29.8)		4.8
Capital lease obligations	57.1	—		57.1

	3,314.5	(761.2)		2,553.3

Current Income Taxes	—	89.0		89.0
Deferred Income Taxes	718.5	(54.2)		664.3
Other Liabilities	501.1	(125.9)		375.2

Total Liabilities	4,683.8	(861.0)		3,822.8
Total Shareholders’ Equity	1,149.1	(80.2	) 2(b)	1,068.9

Total Liabilities and Shareholders’ Equity	$5,832.9	$(941.2)		$4,891.7

The accompanying notes are an integral part of the pro forma financial information presented.

GATX CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
FOR THE SIX MONTHS ENDED JUNE 30, 2006
(In Millions)

		Pro-Forma	Pro-Forma
	As Reported	Adjustments	GATX
Gross Income
Lease income	$468.0	$(64.0)	$404.0
Marine operating revenue	63.3	—	63.3
Interest income on loans	2.7	(0.1)	2.6
Asset remarketing income	34.1	—	34.1
Fees	11.0	(7.9)	3.1
Other income	31.7	(0.3)	31.4

Revenues	610.8	(72.3)	538.5
Share of affiliates’ earnings	54.5	(18.1)	36.4

Total Gross Income	665.3	(90.4)	574.9

Ownership Costs
Depreciation	98.1	(22.2)	75.9
Interest expense, net	89.6	(20.4)	69.2
Operating lease expense	89.0	(1.1)	87.9

Total Ownership Costs	276.7	(43.7)	233.0

Other Costs and Expenses
Maintenance expense	99.2	(1.0)	98.2
Marine operating expense	48.8	—	48.8
Selling, general and administrative	82.8	(11.3)	71.5
Asset impairment charges	13.9	(10.7)	3.2
Other expenses	13.9	(0.8)	13.1

Total Other Costs and Expenses	258.6	(23.8)	234.8

Income from Continuing Operations before Income Taxes	130.0	(22.9)	107.1
Income Taxes	41.8	(8.8)	33.0

Income from Continuing Operations	$88.2	$(14.1)	$74.1

Per Share Data
Basic:
Income from continuing operations	$1.74		$1.46
Average number of common shares (in thousands)	50,740		50,740

Diluted:
Income from continuing operations	$1.53		$1.30
Average number of common shares and common share equivalents (in thousands)	61,888		61,888

The accompanying notes are an integral part of the pro forma financial information presented.

GATX CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2005
(In Millions)

		Pro-Forma	Pro-Forma
	As Reported	Adjustments	GATX
Gross Income
Lease income	$878.4	$(117.6)	$760.8
Marine operating revenue	138.3	—	138.3
Interest income on loans	10.0	(0.4)	9.6
Asset remarketing income	43.7	(2.3)	41.4
Fees	17.7	(12.6)	5.1
Other	75.3	(0.5)	74.8

Revenues	1,163.4	(133.4)	1,030.0
Share of affiliates’ (losses) earnings	(28.8)	102.5	73.7

Total Gross Income	1,134.6	(30.9)	1,103.7

Ownership Costs
Depreciation	202.7	(59.8)	142.9
Interest expense, net	164.7	(32.3)	132.4
Operating lease expense	187.0	(7.0)	180.0

Total Ownership Costs	554.4	(99.1)	455.3

Other Costs and Expenses
Maintenance expense	194.9	(0.8)	194.1
Marine operating expense	108.9	—	108.9
Selling, general and administrative	167.5	(25.9)	141.6
Asset impairment charges	83.4	(77.2)	6.2
Other expenses	53.3	(1.0)	52.3

Total Other Costs and Expenses	608.0	(104.9)	503.1

(Loss) Income from Continuing Operations before Income Taxes	(27.8)	173.1	145.3
Income Tax (Benefit) Provision	(12.7)	68.6	55.9

(Loss) Income from Continuing Operations	$(15.1)	$104.5	$89.4

Per Share Data
Basic:
(Loss) income from continuing operations	$(0.30)		$1.79
Average number of common shares (in thousands)	50,106		50,106

Diluted:
(Loss) income from continuing operations	$(0.30)		$1.68
Average number of common shares and common share equivalents (in thousands)	50,106		61,020

The accompanying notes are an integral part of the pro forma financial information presented.

GATX CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2004
(In Millions)

		Pro-Forma	Pro-Forma
	As Reported	Adjustments	GATX
Gross Income
Lease income	$790.3	$(101.0)	$689.3
Marine operating revenue	111.8	—	111.8
Interest income on loans	17.8	(0.1)	17.7
Asset remarketing income	36.5	(5.5)	31.0
Fees	20.9	(9.3)	11.6
Other	189.6	(2.6)	187.0

Revenues	1,166.9	(118.5)	1,048.4
Share of affiliates’ earnings	65.2	(11.1)	54.1

Total Gross Income	1,232.1	(129.6)	1,102.5

Ownership Costs
Depreciation	194.6	(59.5)	135.1
Interest expense, net	162.4	(18.1)	144.3
Operating lease expense	173.6	(3.8)	169.8

Total Ownership Costs	530.6	(81.4)	449.2

Other Costs and Expenses
Maintenance expense	189.2	(1.6)	187.6
Marine operating expense	87.7	—	87.7
Selling, general and administrative	163.3	(21.5)	141.8
Asset impairment charges	3.4	(0.4)	3.0
Other expenses	31.2	(1.8)	29.4

Total Other Costs and Expenses	474.8	(25.3)	449.5

Income from Continuing Operations before Income Taxes	226.7	(22.9)	203.8
Income Taxes	68.2	(9.1)	59.1

Income from Continuing Operations	$158.5	$(13.8)	$144.7

Per Share Data
Basic:
Income from continuing operations	$3.21		$2.93
Average number of common shares (in thousands)	49,348		49,348

Diluted:
Income from continuing operations	$2.86		$2.63
Average number of common shares and common share equivalents (in thousands)	60,082		60,082

The accompanying notes are an integral part of the pro forma financial information presented.

GATX CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2003
(In Millions)

		Pro-Forma	Pro-Forma
	As Reported	Adjustments	GATX
Gross Income
Lease income	$762.2	$(90.8)	$671.4
Marine operating revenue	85.0	—	85.0
Interest income on loans	41.4	0.2	41.6
Asset remarketing income	37.9	(0.8)	37.1
Fees	18.0	(7.4)	10.6
Other	76.3	(3.3)	73.0

Revenues	1,020.8	(102.1)	918.7
Share of affiliates’ earnings	66.8	(17.6)	49.2

Total Gross Income	1,087.6	(119.7)	967.9

Ownership Costs
Depreciation	188.0	(55.1)	132.9
Interest expense, net	175.4	(15.0)	160.4
Operating lease expense	176.0	(3.9)	172.1

Total Ownership Costs	539.4	(74.0)	465.4

Other Costs and Expenses
Maintenance expense	166.0	(1.5)	164.5
Marine operating expense	68.9	—	68.9
Selling, general and administrative	163.6	(18.1)	145.5
Asset impairment charges	24.6	(2.4)	22.2
Other expenses	47.2	(8.8)	38.4

Total Other Costs and Expenses	470.3	(30.8)	439.5

Income from Continuing Operations before Income Taxes	77.9	(14.9)	63.0
Income Taxes	16.2	(6.6)	9.6

Income from Continuing Operations	$61.7	$(8.3)	$53.4

Per Share Data
Basic:
Income from continuing operations	$1.26		$1.09
Average number of common shares (in thousands)	49,107		49,107

Diluted:
Income from continuing operations	$1.24		$1.07
Average number of common shares and common share equivalents (in thousands)	51,203		51,203

The accompanying notes are an integral part of the pro forma financial information presented.

GATX CORPORATION AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL
STATEMENTS
NOTE 1. Basis of Presentation
     The unaudited pro forma condensed consolidated balance sheet of GATX as of June 30, 2006 and unaudited pro forma condensed consolidated statements of income of GATX for the six months ended June 30, 2006 and the years ended December 31, 2005, 2004, and 2003 give effect to the disposition of substantially all the assets and liabilities of the Air segment, including the repayment of related external debt. The unaudited pro forma condensed consolidated balance sheet assumes all sales occurred on June 30, 2006 and the unaudited pro forma condensed consolidated statements of income assume all sales occurred on January 1 of each period presented. In the opinion of management, these statements include all material adjustments necessary to reflect, on a pro forma basis, the impact of the sales on the historical financial information of GATX. The unaudited pro forma condensed consolidated financial statements do not necessarily represent what GATX’s financial position or results of operations would have been had the sales occurred on such dates or project GATX’s financial position or results of operations at or for any future date or period. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical consolidated statements of GATX.
NOTE 2. Pro Forma Condensed Consolidated Balance Sheet Adjustments
     The unaudited pro forma condensed consolidated balance sheet assumes that substantially all of the assets of Air were sold on June 30, 2006. Estimated cash proceeds are based on management’s best estimate of the probable amounts to be realized upon the completion of the MALL transaction and other asset sales. The final determination of proceeds will be dependent on the timing of the sales and resolution of potential purchase price adjustments. As a result, actual amounts will likely vary from these pro forma adjustments.
(a)	The estimated net cash proceeds, excluding income taxes, resulting from the sale of Air are shown below (in millions):

	MALL	Other	Total
Estimated cash proceeds	$1,300.9	$206.4	$1,507.3
Estimated transaction costs	(5.5)	(0.2)	(5.7)
Estimated debt repayments	(709.4)	(51.8)	(761.2)

Estimated net proceeds	$586.0	$154.4	$740.4

     Estimated transaction costs are comprised of direct and indirect expenses expected to be incurred in 2006 as a result of disposing the Air business including commissions, legal, accounting and other disposal expenses. Estimated debt repayments consist of indebtedness directly related to Air assets that management anticipates to pay out of sales proceeds. The total amount of income taxes anticipated to be paid in 2006 upon completion of all sales transactions is estimated to be $89 million, after the utilization of net operating loss and tax credit carry forwards. Actual amounts incurred may differ from these estimates.

(b)	The pro forma loss on sale, net of tax is as follows (in millions):

	MALL	Other	Total
Estimated cash proceeds	$1,300.9	$206.4	$1,507.3
Estimated transaction costs	(5.5)	(0.2)	(5.7)
Net assets of Air as of June 30, 2006	(1,358.9)	(188.1)	(1,547.0)

Pro forma (loss) gain on sale before income taxes	(63.5)	18.1	(45.4)
Estimated income taxes	6.0	28.8	34.8

Pro forma loss on sale, net of tax	$(69.5)	$(10.7)	$(80.2)

     Estimated income taxes, including the pro forma adjustment for income taxes payable on the condensed consolidated balance sheet, are based on management’s best estimate of the total federal, state and foreign income taxes that will be allocated to GATX as a result of the completion of the disposition of Air’s operations. The ultimate amount of income taxes payable will be dependent on a number of factors not yet fully determinable, including the form and structure of each sales transaction and the implementation of potential tax planning strategies. As a result, actual income taxes will likely differ from pro forma amounts.
     The actual aggregate loss that GATX will report in 2006 upon completion of the disposition of the Air business, including any loss recognized during the nine month period ended September 30, 2006 as a result of adjusting the carrying value of Air’s assets to fair value less costs to sell and recording a loss on the competed sale of Pembroke, will likely differ from the estimated pro forma loss noted above. Such differences will be attributable to Air’s operating results, differences in carrying values of Air’s assets, investing and financing activities occurring subsequent to June 30, 2006 through the date of sale, and the timing of recognition of certain expenses related to the disposal of the Air business.
NOTE 3. Pro Forma Condensed Consolidated Statements of Income Adjustments
     The pro forma condensed consolidated statements of income assume that the sale of Air occurred as of January 1 of each period presented. The statements of income do not include the loss on disposal or costs related to the sale. Additionally, no income has been imputed from the investment of sales proceeds. Actual amounts could vary from these pro forma adjustments.
     The pro forma adjustments reflect the activity related to the assets sold or to be sold and debt anticipated to be repaid as part of the disposition transactions. The pro forma adjustment for income taxes is based on an estimate of Air’s relative contribution to GATX’s consolidated tax position. Actual amounts could vary from these pro forma adjustments.